                                           Wachovia Asset Securitization Issuance, LLC
                                              Asset-Backed Notes, Series 2004-HE1
                                                       Statement to Securityholder                                                          Distribution Date: 12/27/04

                                                Original        Beginning                                           Unpaid                              Ending
                                Certificate    Certificate      Certificate                                         Principal      Total              Certificate
      Class            Cusip       Rate         Balance          Balance                Interest      Principal     Amount     Distribution            Balance

         A           92975NAA5  2.400630%    1,000,000,000.00  905,578,184.75         1,872,019.52  18,693,380.04     0.00     20,565,399.56        886,884,804.71

Factors per Thousand                                            905.57818475           1.87201952     18.69338004                20.56539956          886.88480471

  Certificate           n/a        n/a             0.00        2,397,438.31               0.00           0.00         0.00          0.00              3,703,522.46

     Totals                                 1,000,000,000.00  905,578,184.75        1,872,019.52    18,693,380.04    0.00     20,565,399.56       886,884,804.71

                                                                            - Page 1 -

                                                                                                Bond Interest Information

                                                       Type of                      Accrual                             Moody's            S&P              Fitch
     Class                 Cusip                     Certificate                     Period                LIBOR     Original Rating* Original Rating* Original Rating*

        A              92975NAA5                  Senior/Variable                    31/360              2.18063%          Aaa             AAA               n/a

* Original Ratings of the Offered Certificates per the Prospectus Supplement dated June 17, 2004

                                                                                                      - Page 2 -

                                  Bond Interest Information

           Current           Current                   Current       Outstanding           Cumulative
Class    Interest Due    Interest Shortfall       Shortfall Paid   Shortfall to be Paid  Interest Shortfall

 A       1,872,019.52          0.00                     0.00              0.00                 0.00

                                             - Page 3 -

                     Collection Activity

Interest
Interest Collected                          3,727,927.14
(Additional Balance Interest)                   0.00
(Relief Act Shortfalls)                         0.00

Total Interest Collected                    3,727,927.14

Principal
Principal Collected                        39,469,501.00
Net Liquidation Proceeds                        0.00
Substitute Adjustment Amount                    0.00
Other Principal Collected                       0.00
(Additional Balance Increase)                   0.00
(Draw Amounts)                             (22,155,604.11)

Total Principal Collected                  17,313,896.89

Additional Funds
Additional Funds from the Funding Account       0.00
Draws from the Policy                           0.00
Yield Maintenance Payment                       0.00

Total Additional Funds Collected                0.00

Total Available Collections                21,041,824.03

                             - Page 4 -

                  Collateral Information

Periodic Information
Beginning Collateral Balance               907,975,623.06
Ending Collateral Balance                  890,588,327.17
Current Liquidation Loss Amounts             75,759.89
Cumulative Liquidation Loss Amounts          94,923.62
Gross WAC                                     4.811%
Net WAC                                       3.884%
WAM                                             210
AGE                                              6
Gross CPR                                     41.334%
Net CPR                                       20.629%
Draw Rate                                     25.654%

Original Information
Collateral Balance                        1,000,002,326.52
Number of Loans                                19,310
Gross WAC                                     4.094%
WAM                                             216
LIBOR                                        1.29125%

Overcollateralization Information
Overcollateralization Target Amount        10,000,000.00
Beginning Overcollateralization Amount      2,397,438.31
Ending Overcollateralization Amount         3,703,522.46
Overcollateralization Increase              1,306,084.15
Overcollateralization Decrease                  0.00

                             - Page 5 -

              Additional Account Activity

                       Funding Account

Beginning Balance                          0.00

Interest Earnings                          0.00

Deposits                                   0.00

Withdrawals                                0.00

Interest Earnings to Collection Account    0.00

Ending Balance                             0.00

                      Delinquency Information

Delinquent:                  #                  $          %

              30-59 Days     11            555,801.26    0.062%
              60-89 Days     2             73,695.04     0.008%
             90-119 Days     0                0.00       0.000%
             120-149 Days    0                0.00       0.000%
             150-179 Days    1             10,052.39     0.001%
              180+ Days      0                0.00       0.000%

                Total        14            639,548.69   0.072%

Foreclosure:                 #                  $          %

                             1             10,052.39     0.001%

REO:                         #                  $          %

                             0                0.00       0.000%

                              - Page 7 -

                                               Miscellaneous Reporting Items

                        Fees                                                         Additional Information

Servicing Fee                      378,323.18           # of Loans using a Promotional Rate                               0
Enhancer Premium                   98,101.29            Promotional Advances                                   1,683,943.22
Indenture Trustee Expenses           0.00               3 Largest Mortgage Loan Balances                       5,079,846.65
Paying Agent Expenses                0.00               Additional Balances created during the first
                                                         Rapid Amortization Period                                     0.00
Total Fees                         476,424.46           Cumulative Liquidation Loss Amount %                        0.009%
                                                        Cumulative Subsequent Mortgage Loans                           0.00
                                                        Deficiency Amount                                              0.00
                                                        Draws from Policy not yet Reimbursed                           0.00
                Amortization Period                     Percentage Interest Class A                                   100%
Revolving (Yes / No)                   No               Stepdown Cumulative Loss Test Met? (Yes / No)                   Yes
Managed Amortization (Yes / No)       Yes               Stepdown Date Active (Yes / No)                                  No
Rapid Amortization (Yes / No)          No               Stepdown Delinquency Test Met? (Yes / No)                       Yes

                                                         - Page 8 -